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                                                                    Exhibit 12.1

                            NATIONAL CITY CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)
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                                               THREE MONTHS ENDED
                                                    MARCH 31,                            YEAR ENDED DECEMBER 31,
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(Dollars in Thousands)                         2004         2003         2003        2002         2001         2000        1999
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
COMPUTATION EXCLUDING PREFERRED STOCK
DIVIDENDS:
Income before income tax expense            $1,067,477   $  987,678   $3,237,466  $2,168,801   $2,166,501   $1,971,892  $2,148,613
Interest on nondeposit interest
 bearing liabilities                           136,766      182,354      738,085     762,163    1,198,172    1,671,187   1,277,054
Portion of rental expense deemed
 representative of interest                      9,414        9,507       37,116      37,544       35,281       34,825      30,567
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  Total income for computation excluding
    interest on deposits                     1,213,657    1,179,539    4,012,667   2,968,508    3,399,954    3,677,904   3,456,234
Interest on deposits                           188,545      244,351      891,731   1,148,378    1,777,731    1,937,034   1,635,533
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  Total income for computation including
    interest on deposits                    $1,402,202   $1,423,890   $4,904,398  $4,116,886   $5,177,685   $5,614,938  $5,091,767
==================================================================================================================================
Fixed charges excluding interest
 on deposits                                $  146,180   $  191,861   $  775,201  $  799,707   $1,233,453   $1,706,012  $1,307,621
==================================================================================================================================
Fixed charges including
 interest on deposits                       $  334,725   $  436,212   $1,666,932  $1,948,085   $3,011,184   $3,643,046  $2,943,154
==================================================================================================================================
Ratio excluding interest on deposits              8.30x        6.15x        5.18x       3.71x        2.76x        2.16x       2.64x
Ratio including interest on deposits              4.19x        3.26x        2.94x       2.11x        1.72x        1.54x       1.73x

COMPUTATION INCLUDING PREFERRED STOCK
DIVIDENDS:
  Total income for computation excluding
    interest on deposits                    $1,213,657   $1,179,539   $4,012,667  $2,968,508   $3,399,954   $3,677,904  $3,456,234
==================================================================================================================================
  Total income for computation including
    interest on deposits                    $1,402,202   $1,423,890   $4,904,398  $4,116,886   $5,177,685   $5,614,938  $5,091,767
==================================================================================================================================
Fixed charges excluding interest on
  deposits and preferred stock
  dividends                                 $  146,180   $  191,861   $  775,201  $  799,707   $1,233,453   $1,706,012  $1,307,621
Pretax preferred stock dividends                  --           --           --            32        1,563        2,065       2,691
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Fixed charges including preferred stock
 dividends, excluding interest on deposits     146,180      191,861      775,201     799,739    1,235,016    1,708,077   1,310,312
Interest on deposits                           188,545      244,351      891,731   1,148,378    1,777,731    1,937,034   1,635,533
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Fixed charges including interest on
  deposits and preferred stock dividends    $  334,725   $  436,212   $1,666,932  $1,948,117   $3,012,747   $3,645,111  $2,945,845
==================================================================================================================================
Ratio excluding interest on deposits              8.30x        6.15x        5.18x       3.71x        2.75x        2.15x       2.64x
Ratio including interest on deposits              4.19x        3.26x        2.94x       2.11x        1.72x        1.54x       1.73x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                      $  188,545    $244,351    $  891,731  $1,148,378   $1,777,731   $1,937,034  $1,635,533
  Interest on nondeposit interest
   bearing liabilities                         136,766      182,354      738,085     762,163    1,198,172    1,671,187   1,277,054
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  Total interest charges                    $  325,311   $  426,705   $1,629,816  $1,910,541   $2,975,903   $3,608,221  $2,912,587
==================================================================================================================================
Rental Expense:
  Building rental expense                   $   28,527   $   28,810   $  112,474  $  113,769   $  106,911   $  105,529  $   92,626
  Portion of rental expense deemed
   representative of interest                    9,414        9,507       37,116      37,544       35,281       34,825      30,567
Preferred Stock Charge:
  Preferred stock dividends                       --           --           --            21        1,016        1,342       1,749
  Pretax preferred dividends                      --           --           --            32        1,563        2,065       2,691
==================================================================================================================================

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